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                                                                    Exhibit 23.1


                         Independent Auditors' Consent

The Board of Directors
Spanish Broadcasting System, Inc.:

We consent to the use of our report dated February 26, 2003, except for the ninth paragraph in Note 3 which is as of March 12, 2003, with respect to the consolidated balance sheets of Spanish Broadcasting System, Inc. and subsidiaries as of December 30, 2001 and December 29, 2002 and the related consolidated statements of operations, changes in stockholders' (deficiency) equity, and cash flows for the fiscal years ended September 24, 2000 and September 30, 2001, for the three-month transitional period ended December 30, 2001 and for the fiscal year ended December 29, 2002, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on December 30, 2002.


                                        /s/ KPMG LLP


Miami, Florida
January 27, 2004